                                 EXHIBIT 3(g)
                       BYLAWS OF SUMMIT BANCSHARES, INC.


                                   CONTENTS

ARTICLE 1:     Offices
               -------

               1.01 Registered Office and Agent
               1.02 Other Offices

ARTICLE 2:     Shareholders
               ------------

               2.01 Place of Meetings
               2.02 Annual Meeting
               2.03 Voting List
               2.04 Special Meetings
               2.05 Notice
               2.06 Quorum
               2.07 Majority Vote; Withdrawal of Quorum
               2.08 Method of Voting
               2.09 Record Date; Closing Transfer Books
               2.10 Order of Business at Meetings

ARTICLE 3:     Directors
               ---------

               3.01 Management
               3.02 Number; Qualification; Election; Term
               3.03 Election of Directors
               3.04 Removal
               3.05 Vacancies
               3.06 Place of Meetings
               3.07 First Meeting
               3.08 Regular Meetings
               3.09 Special Meetings
               3.10 Quorum; Majority Vote
               3.11 Compensation
               3.12 Procedure
               3.13 Interested Directors and Officers
               3.14 Action Without Meeting
               3.15 Committees of Directors

ARTICLE 4:     Notice and Attendance Through Use of Electronic Equipment
               ---------------------------------------------------------

               4.01 Method
               4.02 Waiver
               4.03 Telephone and Similar Meetings

ARTICLE 5:     Officers and Agents
               -------------------

               5.01 Number; Qualification; Election; Term
               5.02 Removal
               5.03 Vacancies
               5.04 Authority
               5.05 Compensation
               5.06 Chairman of the Board
               5.07 President
               5.08 Vice President
               5.09 Secretary
               5.10 Assistant Secretary
               5.11 Treasurer
               5.12 Assistant Treasurer

ARTICLE 6:     Certificates and Shareholders
               -----------------------------

               6.01 Certificates
               6.02 Issuance
               6.03 Payment for Shares
               6.04 Subscriptions
               6.05 Lien
               6.06 Lost, Stolen or Destroyed Certificates
               6.07 Registration of Transfer
               6.08 Registered Shareholders
               6.09 Preemptive Rights

ARTICLE 7:     General Provisions
               ------------------

               7.01 Dividends and Reserves
               7.02 Books and Records
               7.03 Report to Shareholders
               7.04 Checks and Notes
               7.05 Fiscal Year
               7.06 Seal
               7.07 Indemnification; Insurance
               7.08 Resignation
               7.09 Amendment to Bylaws
               7.10 Construction
               7.11 Relation to Articles of Incorporation

ARTICLE 1:  Offices
            -------

     1.01   Registered Office and Agent. The registered office of the
            ---------------------------
corporation shall be at 1300 Summit Avenue, Fort Worth, Texas 76102. The name of the registered agent at such address is Bob G. Scott. Anything in these Bylaws to the contrary notwithstanding, revision of the registered office or the registered agent of the corporation in accordance with the provisions of the Texas Business Corporation Act shall automatically and without further action amend this section to name such newly adopted registered office or registered agent.

     1.02   Other Offices.  The corporation may have offices at other places
            -------------
both within and without the state of Texas as the Board of Directors may determine or as the business of the corporation may require.


ARTICLE 2:  Shareholders
            ------------

     2.01   Place of Meetings. All meetings of the shareholders shall be held at
            -----------------
at such time and place, in or out of the state of Texas, as shall be stated in the notice of the meeting or in a waiver of notice.

     2.02   Annual Meeting.  An annual meeting of the shareholders shall be held
            --------------
each year at 4:00 o'clock p.m. on the third Tuesday of April of each year. If such a day is a legal holiday, then the meeting shall be on the next business day following. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. In the event the annual meetings is omitted by oversight or otherwise and not held as provided herein, an annual meeting may be called in the manner provided for special meetings herein at a subsequent date, and the business transacted at such meeting shall be valid as if transacted at the annual meeting held during the month of April.

     2.03   Voting List.  At least ten days before each meeting of shareholders,
            -----------
a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     2.04   Special Meetings.  Special meetings of the shareholders, for any
            ----------------
purpose or purposes, unless otherwise prescribed by statue, the Articles of Incorporation or these Bylaws, may be called by the President, the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice of the meeting.

     2.05   Notice.  Written or printed notice stating the place, day and hour
            ------
of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting, except to the extent that notice is not required to be given to any shareholder by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     2.06   Quorum.  The holders of a majority of the shares issued and
            ------
outstanding and entitled to vote, present in person or represented by proxy, shall be required and shall constitute a quorum at meetings of the shareholders for the transaction of business, except as otherwise provided by statue, the Articles of Incorporation or these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice (other than announcement at the meeting of the time and place at which the meeting is to be reconvened) until a quorum is present and represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     2.07   Majority Vote; Withdrawal of Quorum. When a quorum is present at any
            -----------------------------------
meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

     2.08    Method of Voting.  Each outstanding share shall be entitled to one
             ----------------
vote on each matter submitted to a vote at a meetings shareholders. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Bylaw 3.03 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

     2.09   Record Date; Closing Transfer Books.  The Board of Directors may
            -----------------------------------
fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the record date to be not less than ten nor more than sixty days prior to the meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

     2.10   Order of Business at Meetings.  The order of business insofar as
            -----------------------------
practicable or applicable at annual and other meetings of shareholders shall be as follows:

          (a)  call to order;
          (b)  proof of due notice of meeting or waiver;
          (c)  determination of quorum and examination of proxies;
          (d)  announcement of availability of voting list (see Bylaw 2.03);
          (e)  reading and disposing of minutes of last meeting of shareholders;
          (f)  reports of officers and committees;
          (g)  appointment of voting inspectors;
          (h)  unfinished business;
          (i)  new business;
          (j)  nomination of directors;
          (k)  opening of polls for voting;
          (l)  recess;
          (m)  reconvening; closing of polls;
          (n)  report of voting inspectors;
          (o)  other business;
          (p)  adjournment.

The failure to follow this order of business at any meeting of shareholders shall have no effect on the validity of such meeting.

ARTICLE 3:  Directors
            ---------

     3.01   Management.  The business and affairs of the corporation shall be
            ----------
managed by the Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statue or the Articles of Incorporation or these Bylaws) directed or required to be exercised or done by shareholders.

     3.02   Number; Qualification; Election; Term.  The Board of Directors shall
            -------------------------------------
consist of not more than twenty five (25) directors, the exact number of which shall be determined from time to time as specified by resolution of the Board of Directors; provided, that no director's term shall be shortened by reason of a resolution reducing the number of directors; and further provided, that the number of directors constituting the Board of Directors at the time of the adoption of these Bylaws shall be thirteen (13) and shall remain at such number unless and until changed by resolution of the Board of Directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Bylaw 3.05. Directors need not be shareholders or residents of the state of Texas.

     3.03   Election of Directors.  Directors shall be elected by plurality
            ---------------------
voting shall not be permitted.

     3.04   Removal.  Any director may be removed either with or without cause
            -------
at any special or annual meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

     3.05   Vacancies.  Except as provided below, any vacancy occurring in the
            ---------
Board of Directors (by death, resignation, removal, increase in number of directors or otherwise) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or may be filled (at the election of the Board of Directors) by an election at an annual or special meeting of shareholders called for that purpose. If the vacancy is caused by reason of an increase in the number of directors, the Board of Directors may vote to fill not more than two such directorships during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of directors by shareholders if the vacancy is caused by an increase in the number of directors.

     3.06   Place of Meetings.  Meetings of the Board of Directors, regular or
            -----------------
special, may be held either within or without the state of Texas.

     3.07   First Meeting.  The first meeting of each newly elected Board of
            -------------
Directors shall be held without further notice immediately following the annual meeting of shareholders and at the same place, unless (by unanimous consent of the directors then elected and serving) such time or place shall be changed.

     3.08   Regular Meetings.  Regular meetings of the Board of Directors shall
            ----------------
be held quarterly without notice on the third Tuesday of each January, April, July and October at 1300 Summit Avenue, Fort Worth, Texas 76113 or at such other address as the Board of Directors may determine.

     3.09   Special Meetings.  Special meetings of the Board of Directors may be
            ----------------
called by the Chairman of the Board on one days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of the President or on the written request of a majority of the directors. Except as otherwise expressly provided by statue or the Articles of Incorporation or these Bylaws, neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice or waiver of notice.

     3.10   Quorum; Majority Vote.  At all meetings of the Board of Directors, a
            ---------------------
majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the vote of a different number is required or permitted by the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     3.11   Compensation.  By resolution of the Board of Directors, the
            ------------
directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee of the Board of Directors may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

     3.12   Procedure.  The Board of Directors shall keep regular minutes of its
            ---------
proceedings.  The minutes shall be placed in the minute book of the corporation.

     3.13   Interested Directors and Officers.
            ---------------------------------

     (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers or have a financial interest, shall be voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

            (1)  The material facts as to his relationship or interest and as to
     the contract or   transaction are disclosed or are known to the Board of
     Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;

            (2)  The material facts as to his relationship or interest and as to
     the contract or   transaction are disclosed or are known to the
     shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

            (3)  The contract or transaction is fair as to the corporation as of
     the time it is   authorized, approved or ratified by the Board of
     Directors, a committee thereof or the shareholders.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof.

     3.14   Action Without Meeting.  Any action required or permitted to be
            ----------------------
taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State.

     3.15   Committees of Directors.  The Board of Directors by resolution
            -----------------------
adoptrd by a majority of the whole Board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation, except where the action of the Board of Directors is required by statute, and to the extent provided in such resolution shall also perform all such duties and have such authority and powers as the Board of Directors may from time to time designate. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.


ARTICLE 4:  Notice and Attendance Through Use of Electronic Equipment
            ---------------------------------------------------------

     4.01   Method.  Whenever by statue or the Articles of Incorporation or
            ------
these Bylaws notice is required to be given to any director, committee member or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given
(i) in writing, by mail, postage prepaid, addressed to the director, committee member or shareholder at the address appearing on the books of the corporation, or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mail.

     4.02   Waiver.  Whenever by statute or the Articles of Incorporation or
            ------
these Bylaws notice is required to be given to any director, committee member or shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director, committee member or shareholder at a meeting shall constitute a waiver of notice of such meeting, except where a director, committee member or shareholder attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     4.03   Telephone and Similar Meetings.  Directors, committee members and
            ------------------------------
shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


ARTICLE 5:  Officers and Agents
            -------------------

     5.01   Number; Qualification; Election; Term.
            -------------------------------------

     (a)    The corporation shall have:

            (1)  a President and a Secretary and

            (2) such other officers (including a Chairman of the Board, Vice Presidents and a Treasurer) and assistant officers and agents as the Board of Directors may deem necessary.

     (b) No officer or agent need to be a shareholder, director or resident of the state of Texas.

     (c) Officers named in Bylaw 5.01(a)(1) shall be elected by the Board of Directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw 5.01(a)(2) may be elected by the Board at any meeting.

     (d) Unless otherwise specified by the Board at the time of election or appointment, or in any employment contract approved by the Board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

     (e)    Any two or more offices may be held by the same person.

     5.02   Removal.  Any officer or agent elected or appointed by the Board of
            -------
Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     5.03   Vacancies.  Any vacancy occurring in any office of the corporation
            ---------
(by death, resignation, removal or otherwise) may be filled by the Board of Directors.

     5.04   Authority.  Officers and agents shall have such authority and
            ---------
perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     5.05   Compensation.  The compensation of officers and agents shall be
            ------------
fixed from time to time by the Board of Directors.

     5.06   Chairman of the Board.  The Chairman of the Board, if any, shall
            ---------------------
preside over all Board of Directors' and shareholders' meetings. The Chairman shall also perform such other authority and powers as the Board of Directors may from time to time prescribe.

     5.07   President. The President shall assist the Chairman of the Board in
            ---------
presiding over all Board of Directors' and shareholders' meetings. In the absence of a Chairman of the Board, the President shall preside over all such meetings. The President shall also perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

     5.08   Vice President.  The Executive Vice President, if any, shall be the
            --------------
chief operating officer of the Corporation and shall be treated as the Vice President with most seniority. The Vice Presidents, if any, inclusive of the Executive Vice President, in the order of their seniority unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chairman of the Board and President, preside over all Board of Directors' and shareholders' meetings. The Vice President, inclusive of the Executive Vice President, shall also perform all duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

     5.09   Secretary.
            ---------

     (a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record the minutes of all proceedings in a book to be kept for that purpose.

     (b) The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.

     (c) The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors or the executive committee, affix the same to any instrument requiring it.

     (d) If no Treasurer or Assistant Treasurer is appointed, or in the event of the absence or disability of the Treasurer and Assistant Treasurer, the Secretary shall perform the duties, have the authority and exercise the powers of the Treasurer.

     (e) The Secretary shall be under the supervision of the Chairman of the Board and shall also perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

     5.10   Assistant Secretary.  The Assistant Secretary, if any,  shall, in
            -------------------
the absence or the disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. He shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     5.11   Treasurer.
            ---------

     (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     (b) He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, President and directors, at the regular meetings of the Board of Directors or whenever any of them may require it, an account of all transactions as Treasurer and of the financial condition of the corporation.

     (c) If required by the Board of Directors, he shall give the corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     (d) He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     5.12   Assistant Treasurer.  The Assistant Treasurer, if any, shall, in the
            -------------------
absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. He shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


ARTICLE 6:  Certificates and Shareholders
            -----------------------------

     6.01   Certificates.  Certificates in the form determined by the Board of
            ------------
Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation or its agents as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the Chairman of the Board, President, a Vice President, the Secretary, the Assistant Secretary, or such other officer or officers as the Board of Directors shall designate and may be sealed with the seal of the corporation or a facsimile thereof. The signature of any such officer may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

     6.02   Issuance.  Shares (both treasury and authorized but unissued) may be
            --------
issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

     6.03   Payment for Shares.
            ------------------

     (a)    Kind.  The consideration for the issuance of shares shall consist of
            ----
money paid, labor done (including services actually performed for the corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

     (b)    Valuation. In the absence of fraud in the transaction, the judgment
            ---------
of the Board of Directors as to the value of consideration received shall be conclusive.

     (c)    Effect. When consideration, fixed as provided by law, has been paid,
            ------
the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

     (d)    Allocation of Consideration.  The consideration received for shares
            ---------------------------
shall be allocated by the Board of Directors in accordance with law, between stated capital and capital surplus accounts.

     6.04   Subscriptions.  Unless otherwise provided in the subscription
            -------------
agreement, subscriptions for shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

     6.05   Lien.  For any indebtedness of a shareholder to the corporation, the
            ----
corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

     6.06   Lost, Stolen or Destroyed Certificates.
            --------------------------------------

     (a)    Issuance of New Certificates.  The corporation shall issue a new
            ----------------------------
certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

            (1)  Claim.  Makes proof in affidavit form that it has been lost,
                 -----
     destroyed or wrongfully taken;

            (2)  Timely Request.  Requests the issuance of a new certificate
                 --------------
     before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (3)  Bond.  Gives a bond in such form, and with such surety or
                 ----
     sureties, with fixed   or open penalty, as the corporation may direct, to
     indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

            (4)  Other Requirements.  Satisfies any other reasonable
                 ------------------
     requirements imposed by the corporation.

     (b)     Effect of Failure to Notify Corporation. When a certificate has
             ---------------------------------------
been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

     6.07   Registration of Transfer. The corporation shall register the
            ------------------------
transfer of a certificate for shares presented to it for transfer if:

            (a)  Endorsement.  The certificate is properly endorsed by the
                 -----------
registered owner or   by his duly authorized attorney;

     (b)    Guarantee and Effectiveness of Signature. The signature of such
            ----------------------------------------
person has been guaranteed by a national banking association or member of the New York Stock Exchange or Midwest Stock Exchange, and reasonable assurance is given that such endorsements are effective.

     (c)    Adverse Claims.  The corporation has no notice of an adverse
            --------------
claim or has   discharged any duty to inquire into such a claim; and

     (d)    Collection of Taxes. Any applicable law relating to the collection
            -------------------
of taxes has been complied with.

     6.08   Registered Shareholders.  The corporation shall be entitled to treat
            -----------------------
the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

     6.09   Preemptive Rights.  No shareholder or other person shall have any
            -----------------
preemptive rights whatsoever.


ARTICLE 7:  General Provisions
            ------------------

     7.01   Dividends and Reserves.
            ----------------------

     (a)    Declaration and Payment.  Subject to statute and the Articles of
            -----------------------
Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the corporation. The declaration and payment shall be at the discretion of the Board of Directors.

     (b)    Record Date. The Board of Directors may fix in advance a record date
            -----------
for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action of the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

     (c)    Reserves. By resolution the Board of Directors may create such
            --------
reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

     7.02   Books and Records. The corporation shall keep correct and complete
            -----------------
books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     7.03   Report to Shareholders. Upon the written request of any shareholder,
            ----------------------
the corporation shall mail within ninety days of such request to such shareholder its annual statements for its last fiscal year showing in reasonable detail its assets and liabilities and results of its operations and the most recent interim statements, if any, which have been filed in a public record or otherwise published.

     7.04   Checks and Notes.  All checks or demands for money and notes of the
            ----------------
corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     7.05   Fiscal Year.  The fiscal year of the corporation shall be fixed by
            -----------
resolution of the Board of Directors.

     7.06   Seal.  The Board of Directors may provide a suitable corporate seal
            ----
(of which there may be one or more) which shall contain the name of the corporation and the name of the state of Texas. The seal may be used by impressing it or reproducing a facsimile of it or otherwise.

     7.07   Indemnification; Insurance.  The corporation shall indemnify to the
            --------------------------
full extent permitted by law any person who is made a named defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a director, advisory director or officer of the corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, advisory director or officer in connection with any such action, suit or proceeding. The corporation shall pay or reimburse expenses to directors, advisory directors and officers, and may pay or reimburse expenses to other persons, as permitted by law. The corporation may purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, establish a letter of credit, guaranty or surety arrangement, or other arrangement on behalf of directors, advisory directors, officers or other persons, against any lability asserted against such persons in their capacities as directors, advisory directors, officers or otherwise, of the corporation, whether or not the corporation would have the power to indemnify such directors, advisory directors, officers or other persons against such liability, as permitted by law.

     7.08   Resignation.  Any director, officer or agent may resign by giving
            -----------
written notice to the President or the Secretary. The resignation shall take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     7.09   Amendment of Bylaws.  These Bylaws may be altered, amended or
            -------------------
repealed, or new bylaws may be adopted (subject to the shareholders repealing or changing the action of the Board of Directors, or making new bylaws, at an annual or special meeting called and held as provided in these Bylaws) at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.

     7.10   Construction.  Whenever the context so requires, the masculine shall
            ------------
include the feminine and neuter, and the similar shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as it is reasonable and possible, the remainder of these Bylaws shall be considered valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The table of contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

     7.11   Relation to Articles of Incorporation.  These Bylaws are subject to,
            -------------------------------------
and governed by, the Articles of Incorporation.

                   * * * * * * * * * * * * * * * * * * * * *

     Subject to the amendments to the Bylaws of the Corporation as set forth above, the Bylaws of the Corporation, as now amended, shall be and remain in full force and effect.

     I hereby certify that the foregoing Bylaws are the true and correct Bylaws of the corporation as adopted on the 22nd day of January, 1998.
                                     ----        -------    --

                                                    [Signature Illegible]
                                               ---------------------------------

                                               ----------------------, Secretary